Exhibit 10.1

DEVELOPMENT AGREEMENT

This DEVELOPMENT AGREEMENT (the "Agreement") dated October __, 2013 (the "Signing Date"), is by and between Ring Energy, Inc., (“Ring” or " Operator”) whose address is P.O. Box 11350, Midland, TX 79702, and Torchlight Energy Resources, Inc., (“Torchlight” or “Non-Operator”) whose address is 5700 W. Plano Parkway, Suite 3600, Plano, TX  75093.  Ring Energy, Inc. and Torchlight Energy Resources, Inc. shall be referred to herein, individually, as a "Party" and, collectively, as the "Parties."

RECITALS

A. Ring Energy, Inc. and Torchlight Energy Resources, Inc., entered into a Letter of Intent (“LOI”) dated September 27, 2013, memorializing the Parties’ desire to enter into a Development Agreement for the development of the lands described on Exhibit “A” to the LOI (the “Subject Acreage”);

B. the Parties provided for an Area of Mutual Interest to include “Subject Acreage”;

C. the Parties are entering into this Agreement to govern their rights and obligations with respect to the development of the “Subject Acreage” and to provide for the efficient and effective management of such property; and

D. the Parties now desire to set forth their respective rights and obligations with respect to the development of the “Subject Acreage”.

NOW THEREFORE, the Parties hereby agree as follows:

ARTICLE I.  DEFINITIONS AND INTERPRETATION.

Section 1.1

Definitions.  The terms defined in this Section 1.1, when used in this Agreement, have the meanings specified herein:

 “Agreement” has the meaning set forth in the Preamble.

 “Lease” means an Oil and Gas lease, including renewals, extensions, ratifications and amendments to such lease, and working interests, net revenue interests and other interests therein; rights of assignment and reassignment and undeveloped locations under or in an Oil and Gas lease; and other interests in rights to explore for and produce Oil and Gas.

“Lease Maintenance Payment” means any delay rental, shut-in payment, minimum royalty payment, or any other Lease payment necessary to maintain, renew or extend any of the Leases included in the Subject Acreage.

“Net Revenue Interest” means the share of production after all burdens, including royalty and overriding royalty, have been deducted from the working interest.

 “Party” and “Parties” have the meaning set forth in the Preamble.

“Subject Acreage” means all of Ring’s leasehold acreage as described in Exhibit A.

"Ring’s Costs" means all costs incurred by Ring with respect to the Subject Acreage as set forth on Exhibit D.

Section 1.2

Interpretive Provisions.

(a)

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, and (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(b)

Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

ARTICLE II.   SCOPE; PARTIES’ INTERESTS; CONSIDERATION.

Section 2.1

Scope.  This Agreement governs, among other things, the rights and obligations of the Parties with respect to the funding, development and operation of the Subject Acreage during the Term (as defined in Article VI).

Section 2.2

Development Program.

(a)

Prior to the commencement of operations the Parties will enter into the Joint Operating Agreement (“JOA”) attached as Exhibit “B” to this agreement.  Ring will be designated as “Operator” under the JOA, and will remain Operator as long as Ring owns or controls any interest in the Subject Acreage.   During the Term of this Agreement, the Subject Acreage will be operated in accordance with the JOA and during the Term, in the event of a conflict between this Agreement and the JOA, this Agreement shall control.

(b)

Attached as Exhibit “C” to this Agreement is a sample form Authority for Expenditure provided by Ring .Execution of this agreement is evidence of Torchlight’s approval of this form of Authority for Expenditure for use in developing and operating the Subject Acreage.

(c)

Attached as Exhibit “D” to this Agreement is the schedule of Ring's Costs as of the Signing Date. Torchlight expressly agrees that Ring’s Costs as set forth on Exhibit “D” are reasonable and that they will apply with respect to its performance under the Agreement.

(d)

At the time of execution of this Agreement, Torchlight will pay Ring $1,000,000.00 in cash.

(e)

Thirty days prior to commencement of operations, Torchlight will pay to Ring an additional amount equal to the difference between $1,000,000.00 and 50% of  Ring’s Costs as set forth on Exhibit “D” (the “Initial Program Payment”).   For purposes of this paragraph, “commencement of operations” is defined as filing a drilling permit or signing a drilling contract.

(f)

The Parties will conduct an initial five-well drilling program (the “Initial Program”).  For each well, unless both parties agree not to complete the well, the well will be completed to the tanks.  All drilling, completion, and any other necessary costs incurred will be charged against the Initial Program Payment.  The Initial Program will continue until (1) five Initial Program wells have been drilled and either (a) completed to the tanks, or (b) the parties have agreed not to complete the said Initial Program wells, or (2) the balance of the Initial Program Payment is charged down to $100,000, in which case the Initial Program will be concluded at the completion of any well in progress.

(g)

At the conclusion of the Initial Program, the Parties will have up to 120 days to evaluate the Initial Program (the “Initial Evaluation Period”).  Thirty days before the end of the Initial Evaluation Period (and not more than 90 days after the conclusion of the Initial Program), Torchlight will pay an amount equal to 50% of Ring’s Costs (“the Second Program Payment”) to Ring.

(h)

After the Initial Evaluation Period, the Parties will conduct a second five-well drilling program (the “Second Program”) according to the terms of this Agreement.  For each well, unless both parties agree not to complete the well, the well will be completed to the tanks.    All drilling, completion, and any other costs incurred against the balance of the funds paid to Ring under (e) and (g) of this Section 2.1.  The Second Program will continue until five Second Program wells have been drilled and either (a) completed to the tanks, or (b) the parties have agreed not to complete the said Second Program wells.

Section 2.3

Parties’ Interests.

(a)

At any point in the development program outlined above,  if total drilling, completion, and any other necessary costs incurred equal Torchlight’s contributions under Section 2.2 (e), (g), and (h), Torchlight and Ring will become equal owners in the Subject Acreage, this Agreement will terminate in accordance with Article VI, and further development and operation of the Subject Acreage will be according to the terms of the JOA.

(b)

If, after the Second Program is concluded, total drilling, completion, and any other necessary costs incurred are less than Ring’s Costs, then the parties will drill additional wells until Torchlight’s payments to Ring are exhausted.  At that point, Torchlight will become an equal owner with Ring in the Subject Acreage, this Agreement will terminate in accordance with Article VI, and any further development and operation will be according to the terms of the JOA.

(c)

If Torchlight fails to make payment according to Section 2.2 (e), (g), and (h), then Torchlight will earn only a 50% interest in the proration unit attributable to each well drilled and completed.

(d)

Unless and until Torchlight becomes an equal owner in the Subject Acreage, the Subsequent Operations provisions of the JOA with respect to Operations by Less than All Parties, Article VI, will not apply.

(e)

For each lease included in the Subject Acreage, Ring will assign 50% of its interest in the lease. (Ring owns approximately 80% Net Revenue Interest (“NRI”) in each lease.)

ARTICLE III.  AREA OF MUTUAL INTEREST AND ADDITIONAL ACREAGE

Section 3.1

Area of Mutual Interest.  The Parties hereby establish an Area of Mutual Interest (“AMI”) consisting of  the Counties of Gray, Finney, and Haskell, Kansas. The AMI shall be in effect until both this Agreement and the JOA have terminated.

Section 3.2

Acquisition of Acreage in the AMI.

(a)

If either Party acquires or seeks to acquire any Working Interests within the AMI, it shall provide written notice of its intent to acquire. Within 30 days after receipt of written notice, the other Party shall have the right, but not the obligation, to participate in such acquisition on an equal percentage basis by giving written notice of its intent to participate. A Party’s failure to exercise its option to participate as described herein shall be deemed an election not to participate.

(b)

A Party exercising its option to participate as described in (a) shall pay its equal share of the acquisition costs, including Lease bonuses, broker fees, expenses, abstract costs, title opinions and all other costs of due diligence, including third party costs, to the Operator according to the terms of the JOA.

ARTICLE IV. TRANSFERS AND PREFERENTIAL RIGHTS

Section 4.1.  Preferential Rights.  If Torchlight desires or is compelled to assign, sell, transfer, convey, encumber, or dispose of, whether by assignment, sale, farmout, pledge, merger, or otherwise, including by transfer of ownership or control of ownership of the business entity that is a Party or a successor to a Party to this Agreement (“Transfer”), all or any portion of  its rights or interest under this Agreement, the Subject Acreage, or any other rights or interests obtained or acquired under this Agreement,  Torchlight shall promptly give written notice to Ring, with full information concerning its proposed Transfer, which notice shall include: (1) the name and address of the prospective purchaser, assignee, or transferee (who must be ready, willing and able to purchase or accept the transfer); (2) the purchase price or in the event of the transfer of a business entity or group of properties, an allocation of that portion of the purchase price attributable to its interest in the oil and gas estate under this Agreement or in the Unit Area (including information sufficient to evaluate the reasonableness of said allocation); (3) a legal description sufficient to identify the property and interest; and (4) all other terms of the proposed Transfer. Ring shall then have the preferential or preemptive right, for a period of thirty (30) days after the notice is received, to elect to purchase Torchlight’s rights or interests, at the same price and on the same terms and conditions.

Section 4.2.  Consent to Assign.  If Ring chooses not to exercise its right to participate as described in (a), Torchlight may not consummate the Transfer without Ring’s consent, which will not be unreasonably withheld.

Section 4.3  Right to Participate.   In the event that either Party desires or is compelled to Transfer all or any portion of its rights, interests, assets and properties that are subject to the terms of this Agreement or the JOA, such Party must provide the other Party the right and opportunity to Transfer its rights, interests, assets and properties to the same degree and on the same terms.

ARTICLE V.  LAND AND GEOSCIENCE DATA

Section 5.1

Land Information.  Each Party will have access to existing leasehold documentation now or hereafter developed or obtained by any Party in connection with the Subject Acreage or acquisition of interests in the AMI including all Lease, land, title and division order files (including any available abstracts of title, title opinions and reports, and title curative documents), contracts, accounting records, correspondence, permitting, engineering, production, and well files (including any well logs), to the extent such access is not prohibited pursuant to any third party confidentiality agreement or applicable Law.  Such information has been, and shall be, provided to the other Party without warranty as to completeness or accuracy.

Section 5.2

Geoscience Data.  To the extent that a Party is not prohibited pursuant to any third party agreement or applicable Law, such Party will provide to any other Party, upon request, all seismic and geological data and other similar information including drainage data, seismic surveys, geological and geophysical maps, shot point location maps, information regarding fracing of wells and related information regarding the development and operation of the Subject Acreage that such Party may possess.

Section 5.3

No Warranty of Accuracy.  THE PARTIES RECOGNIZE AND AGREE THAT ALL MATERIALS, DOCUMENTS, AND OTHER INFORMATION, MADE AVAILABLE TO IT AT ANY TIME IN CONNECTION WITH THIS AGREEMENT, WHETHER MADE AVAILABLE PURSUANT TO THIS SECTION OR OTHERWISE, ARE MADE AVAILABLE TO IT AS AN ACCOMMODATION, AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE ACCURACY AND COMPLETENESS OF SUCH MATERIALS, DOCUMENTS, AND OTHER INFORMATION.  EACH PARTY EXPRESSLY AGREES THAT ANY RELIANCE UPON OR CONCLUSIONS DRAWN THEREFROM SHALL BE AT SUCH PARTY’S OWN RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW AND SHALL NOT GIVE RISE TO ANY LIABILITY OF OR AGAINST THE OTHER PARTY.  EACH PARTY HEREBY WAIVES AND RELEASES ANY CLAIMS ARISING UNDER THIS AGREEMENT, COMMON LAW OR ANY STATUTE ARISING OUT OF ANY MATERIALS, DOCUMENTS OR INFORMATION PROVIDED TO SUCH PARTY.

Section 5.4  Special Warranty.  As to the Subject Acreage, Ring warrants title against the lawful claims of all persons claiming by, through, and under it, but not otherwise.

ARTICLE VI.  TERM AND TERMINATION

Section 6.1

Term and Termination.  The term of this Agreement shall begin on the Signing Date and, unless earlier terminated by mutual written agreement of the Parties, shall continue until Torchlight becomes an equal owner with Ring in the Subject Acreage by matching Ring’s Costs, at which time the Parties will be subject solely to the JOA, or the conclusion of the Initial Program and Second Program if Torchlight does not become an equal owner with Ring in the Subject Area.

Section 6.2

Survival of Certain Provisions.  The provisions of Sections 2.2(a), 2.3, 7.9, 7.10, 7.11, 7.13, and Articles III and IV shall survive termination of this Agreement.

ARTICLE VII.  MISCELLANEOUS PROVISIONS

Section 7.1

Non-Solicit; Non-Hire.  Neither Party may, without the prior written consent of the employing Party, directly or indirectly, hire, employ, retain as a contractor or enter into any contract or other agreement with any of the officers or employees of any other Party or its Affiliates, or otherwise solicit, induce or otherwise encourage any officer or employee of any other Party or its Affiliates to discontinue, cancel or refrain from entering into any business relationship (contractual or otherwise) with the other Party or any Affiliate of such Party.  Each Party must cause its Representatives to comply with this Section 7.1. The foregoing restrictions will expire with respect to any officer or employee two years following the date on which such officer or employee ceases its association or  employment with the originally employing Party or its Affiliates.

Section 7.2

Notices.  All notices and communications required or permitted under this Agreement shall be in writing addressed as indicated below, and any communication or delivery hereunder shall be deemed to have been duly delivered upon the earliest of: (a) actual receipt by the Party to be notified; (b) if by facsimile or electronic mail transmission, upon confirmation by the recipient of receipt, provided that a copy of such notice has also been sent by Federal Express overnight delivery (or other reputable overnight delivery service); or (c) if by Federal Express overnight delivery (or other reputable overnight delivery service), two days after deposited with such service.  Addresses for all such notices and communication shall be as follows:

Notices

Ring Energy, Inc. ., a Nevada Corporation

Torchlight Energy Resources, Inc., a Nevada Corporation

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Any Party may, upon written notice to the each other Party, change the address and Person to whom such communications are to be directed.

Section 7.3

Relationship of the Parties.  This Agreement is strictly contractual in nature and is not intended to create, and shall not be construed to create, an association for profit, a trust, an agency, a joint venture, a partnership or other relationship of partnership, or Entity of any kind between the Parties, or otherwise to create fiduciary duties between the Parties.

Section 7.4

Publicity and Recordation of Documents.  Neither the  Operator nor any Non-Operating Interest Holder, nor their respective Affiliates, shall issue any press release or similar public announcement pertaining to this Agreement or the JOA or the transactions contemplated hereby or thereby without the prior consent of the other Parties (which consent shall not be unreasonably withheld, delayed or conditioned), except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, as reasonably determined by the Party issuing such press release or making such public announcement, in which case such issuing or announcing party shall provide prior notice of such press release or public announcement to the other Party; provided, in the case of any press release or public announcement to be issued or made in connection with the consummation of this transaction, the Parties agree to reasonably cooperate in advance of such issuance or announcement.

Section 7.5

Waiver.  No waiver by any Party, whether express or implied, of any right under any provision of this Agreement shall constitute a waiver of such Party’s right at any other time or a waiver of such Party’s rights under any other provision of this Agreement unless it is made in writing and signed by an authorized representative of the Party.   No failure by any Party to take any action with respect to any breach of this Agreement or default shall constitute a waiver of a Party’s right to enforce any provision of this Agreement or to take action with respect to such breach or default or any subsequent breach or default.

Section 7.6

Amendments; Binding Effect.  This Agreement, including this Section 8.6 and the exhibits and schedules hereto, shall not be amended or modified except in writing signed by or on behalf of all of the Parties.  The provisions of this Agreement shall constitute a covenant running with the land,  and shall remain in full force and effect and be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 7.7

No Third Party Beneficiaries.  Except as otherwise expressly set forth in this Agreement, nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person or Entity not party to this Agreement.

Section 7.8

Severability.  If any provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of this Agreement.

Section 7.9

Governing Law.  THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  THE PARTIES CONSENT TO VENUE IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE WESTERN DISTRICT OF TEXAS.

Section 7.10

Waiver of Consequential Damages.  NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, EACH PARTY HEREBY EXPRESSLY DISCLAIMS, WAIVES AND RELEASES THE OTHER PARTY FROM ITS OWN SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL, INCIDENTAL, AND INDIRECT DAMAGES (INCLUDING LOSS OF, DAMAGE TO OR DELAY IN PROFIT, REVENUE OR PRODUCTION) RELATING TO, ASSOCIATED WITH, OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.  NO LAW, THEORY, OR PUBLIC POLICY SHALL BE GIVEN EFFECT WHICH WOULD UNDERMINE, DIMINISH, OR REDUCE THE EFFECTIVENESS OF THE FOREGOING WAIVER, IT BEING THE EXPRESS INTENT, UNDERSTANDING, AND AGREEMENT OF THE PARTIES THAT SUCH DAMAGE WAIVER IS TO BE GIVEN THE FULLEST EFFECT, NOTWITHSTANDING THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY PARTY.

Section 7.11

Confidentiality.

(a)

Except for disclosures to Affiliates and reasonable disclosures for financing purposes, Representatives of a Party who need to know information for purposes of performing this Agreement or the JOA, accountants, legal counsel and other advisors or in connection with any proposed merger or acquisition transaction involving a Party, in each case under circumstances in which the disclosing Party takes reasonable steps to maintain confidentiality, or for purposes of a sale or other transfer of interests to a third party, provided that such third party has executed a confidentiality agreement, all confidential information, data and interpretations resulting from the activities under this Agreement (“Confidential Data”) shall be confidential.  The term “Confidential Data” does not include information that (i) is generally available to the public, or (ii) is within a Party’s possession prior to the date hereof; provided, however, that the source of such information was not known by such Party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, any other Party.

(b)

Except as provided herein or otherwise required by Law, any JOA or other binding contract, no Party shall distribute or disclose any Confidential Data to third parties, the press or other media, without the written consent of the other Parties.  In the event that any Party or its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Data, such Party shall provide the other Parties with prompt written notice of any such request or requirement so that the other Parties may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  If, in the absence of a protective order or other remedy or the receipt of a waiver by each other Party, a Party or its Representatives are nonetheless legally compelled to disclose Confidential Data to any tribunal or else stand liable for contempt or suffer other censure or penalty, such Party or its Representatives may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Data that it is legally required to be disclosed; provided, however, that such Party will exercise its best reasonable efforts to preserve the confidentiality of the Confidential Data, including by cooperating with the other Parties to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Data by such tribunal.  Further, nothing contained in this Section shall preclude any Party from making such disclosures as may be required by any applicable federal or state securities law or regulations.

Section 7.12

Exhibits.   The exhibits and schedules referred to herein are attached hereto and expressly incorporated herein for all purposes.

Section 7.13

Interpretation.  It is expressly agreed by the Parties that neither this Agreement nor the JOA shall be construed against any Party thereto, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or the JOA.  Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the contemplated transactions and, therefore, waives the application of any Law or rule of construction based on which party drafted or supplied any agreement, document, or provision thereof.

Section 7.14

Conflicting Provisions.  This Agreement and the JOA, read as a whole, set forth the Parties’ rights, responsibilities and liabilities with respect to the transactions contemplated by this Agreement.  In the event of any conflict with any provision of the JOA, this Agreement shall control.

Section 7.15

Representations and Warranties.  Each Party represents and warrants to the other Parties as follows:

(a)

If such Party is an Entity, such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation.

(b)

Such Party has full power and authority to enter into and perform this Agreement and the JOA and the transactions contemplated herein and therein.  The execution, delivery, and performance by such Party of this Agreement has been duly and validly authorized and approved by all necessary company action on the part of such party.  This Agreement and the JOA is the valid and binding obligation of such Party and enforceable against such party in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws.

Section 7.16

Entire Agreement.  This Agreement, the JOA, and the exhibits and schedules hereto and thereto, and any other documents delivered in connection with this Agreement contain the entire agreement of the Parties with respect to the subject matter hereof and supersede all previous agreements or communications between the Parties, verbal or written, with respect to the subject matter hereof.  Each Party agrees that no other Party (including its agents and Representatives) has made any representation, warranty, covenant or agreement to or with such party relating to this Agreement or the transactions contemplated hereby, other than those expressly set forth in this Agreement, the JOA, and the exhibits and schedules hereto and thereto.

Section 7.17

Further Assurances.  The Parties shall provide to each other such information with respect to the transactions contemplated hereby as may be reasonably requested and shall execute and deliver to each other such further documents and take such further action as may be reasonably requested by any Party to document, complete or give full effect to the terms and provisions of this Agreement and the transactions contemplated herein.

Section 7.18

Multiple Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.  A facsimile or email transmission of a scanned, executed counterpart of this Agreement shall be sufficient to bind a party hereto to the same extent as an original.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, this Agreement is executed and effective as of the Signing Date.

Ring Energy, Inc. ., a Nevada Corporation

Torchlight Energy Resources, Inc., a Nevada Corporation

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